UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 11, 2010
BRIGHTPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)
Indiana

(State or Other Jurisdiction of Incorporation)

1-12845	35-1778566

(Commission File Number)	(IRS Employer Identification No.)

7365 Interactive Way, Suite 200, Indianapolis, IN	46278

(Address of Principal Executive Offices)	(Zip Code)
(317) 707-2355

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On January 11, 2010, Brightpoint, Inc. (the Company) and Partner Escrow Holding A/S (PEH), an affiliate of NC Telecom Holding A/S (f/k/a Dangaard Holding A/S) entered into an Agreement of Purchase and Sale (the Purchase Agreement), for the purchase of 9,187,164 shares of Brightpoint Common Stock held by PEH for a total purchase price of $57.0 million, or $6.20 per share. In addition, Brightpoint granted a put option on up to 812,836 shares exercisable by certain individuals within 2 days of the Purchase Agreement at $6.20 per share. The Company repurchased 60,102 shares as a result of the put option. These transactions closed on January 15, 2010. The purchases were made under the Company’s previously announced share repurchase program using borrowings from the Company’s Global Credit Facility.
A copy of the press release announcing the Purchase Agreement is furnished as exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, nor shall it be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1     Press Release of Brightpoint, Inc. dated January 11, 2010
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTPOINT, Inc. (Registrant)
By:	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President, Chief Financial Officer and Treasurer

Date: January 15, 2010